EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (relating to 500,000 shares of Common Stock ($.10 par value) of CH Energy Group, Inc. to be issued under the CH Energy Group, Inc. Long-Term Performance Based Incentive Compensation Plan) of our Report, dated January 28, 2000, appearing in the Annual Report of CH Energy Group, Inc. on Form 10-K for the year ended December 31, 1999.

PRICEWATERHOUSECOOPERS L.L.P.
New York, New York
September 22, 2000